FORM OF BOND PURCHASE AGREEMENT

                                     between

                        MOVIEPLEX REALTY LEASING, L.L.C.

                                       and


                                 [THE PURCHASER]

                             Dated November 20, 1997

                         FORM OF BOND PURCHASE AGREEMENT


         THIS BOND  PURCHASE  AGREEMENT  is dated  November  20,  1997,  between
Movieplex  Realty  Leasing,  L.L.C.   ("Movieplex")  and  [the  Purchaser]  (the
"Purchaser").

         1.       Background.

                  Movieplex, in order to obtain financing for a certain project (the "Project") consisting of the acquisition or groundleasing of yet-to-be-identified parcels of real property located in various states within the United States, the construction thereon of state-of-the-art multiplex movie theaters and the leasing of such parcels and theaters to Carmike Cinemas, Inc. (the "Company") pursuant to a Master Lease dated November 20, 1997 (the
"Lease"), is issuing and selling the Bonds (as hereinafter defined) to the Purchaser on the date hereof. The debt service on the Bonds and the purchase price of Bonds tendered for purchase shall initially be paid from drawings under irrevocable, direct pay letters of credit (the "Letters of Credit") to be issued by Wachovia Bank, N.A., SunTrust Bank, Atlanta, and The Bank of New York (collectively, the "Banks").

         2.       Definitions.

                  For purposes of this Agreement the following terms have the meanings specified:

                  "Agreement" means this Bond Purchase Agreement.

                  "Banks" shall have the meaning set forth in Section 1 hereof.

                  "Bonds" means Movieplex's Adjustable Rate Tender Securities (Carmike Cinemas, Inc.) 1997 Series A in the aggregate principal amount of $59,775,000, which are being issued by Movieplex pursuant to the Indenture, consisting of Series A-1 Bonds in the aggregate principal amount of $35,125,000, Series A-2 Bonds in the aggregate principal amount of $12,325,000 and Series A-3 Bonds in the aggregate principal amount of $12,325,000.

                  "Company" means Carmike Cinemas, Inc., a Delaware corporation, and its successors and assigns.

                  "Indenture" means the Indenture of Trust dated as of November 1, 1997 between Movieplex and First Union National Bank, as Trustee (unless otherwise provided in this Agreement, terms used in this Agreement shall have the same meaning as provided in the Indenture).

                  "Lease" means that certain Master Lease between Movieplex and the Company dated November 20, 1997, as the same may be amended or supplemented.

                  "Offering Memorandum" means the Offering Memorandum, dated the date hereof, with respect to the Bonds.

                  "Project" shall have the meaning set forth in Section 1 of this Agreement.

                  "Purchaser" means [the Purchaser].

                  "Transaction Documents" means the Lease, the Indenture, the Reimbursement Agreement, the Applicable Construction Agreements, the Lessee Undertaking, the Mortgages, the Assignments of Rents, the Master Assignment, the Agency and Development Agreement, the Payment Direction Agreement, the Indexing, Remarketing and Placement Agent Agreement (as each such term is defined in the Lease) in connection with the Bonds and all agreements, documents or contracts between the Landlord and the Tenant or the Landlord and the Agent and, if applicable, the Lenders in connection with the transactions contemplated by any of the foregoing.

                  "Trustee" means First Union National Bank, as trustee for the Bonds.

         3.       Sale and Purchase of Bonds.

                  (A) Sale and Purchase of Bonds. Subject to the terms and conditions contained in this Agreement, Movieplex is selling simultaneously herewith to the Purchaser, and the Purchaser is purchasing simultaneously herewith from Movieplex, the Bonds. The Bonds are being issued pursuant to and in the forms described in the Indenture.

                  (B) The Bonds will be issued as Book-Entry Bonds. The Depository Trust Company ("DTC"), New York, New York, will act as a securities depository for the Bonds. The Bonds will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Bond certificate will be issued for each maturity, each in the aggregate principal amount of such maturity, and will be deposited with DTC. Settlement of the sale of the Bonds is being made by the deposit of such fully registered Bond certificates with DTC against payment in immediately available funds to the Trustee.

         4. Representations and Warranties of Movieplex. Movieplex represents and warrants to the Purchaser that:

                  (A) Authority. Movieplex is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New Jersey. The execution, delivery and performance of this Agreement, the Transaction Documents to which Movieplex is a party and the Bonds have been duly authorized by all necessary action on the part of Movieplex and such execution, delivery and performance do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or the Certificate of Formation or Amended and Restated Operating Agreement of Movieplex, or any judgment, order, decree, agreement or instrument binding on it. This Agreement, the Bonds and the Transaction Documents to which Movieplex is a party constitute valid and binding obligations of Movieplex enforceable in accordance with their respective terms.

                  (B) Litigation and Governmental Authorization. There are no actions, suits or proceedings pending or, to the knowledge of Movieplex, threatened by or against Movieplex, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, an adverse decision in which might materially adversely affect Movieplex or Movieplex's ability to perform its obligations under this Agreement, the Transaction Documents to which Movieplex is a party or the Bonds. All authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery by Movieplex of, or in connection with the performance by Movieplex of its obligations under this Agreement, the Transaction Documents to which Movieplex is a party and the Bonds, have been obtained and are in full force and effect.

                  (C) Information. In connection with its participation in the preparation of the Offering Memorandum, and without having undertaken to determine independently the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, Movieplex has no reason to believe that any of the information contained in the Offering Memorandum relating to the Banks or the Company contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. Limitations on the Representations and Warranties of Movieplex.

                  (A) It is specifically understood and agreed that Movieplex makes no representation as to the financial position or business condition of the Banks or the Company and does not represent or warrant as to the accuracy, correctness or completeness of any of the statements, information (financial or otherwise), representations or certifications furnished or to be made and furnished by the Company in connection with the execution and delivery of the Lease or the consummation of the transactions contemplated thereunder or in connection with the execution and delivery of this Agreement or the issuance and sale of the Bonds.

                  (B) IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT THE BONDS ARE SPECIAL, LIMITED OBLIGATIONS OF MOVIEPLEX AND ARE PAYABLE SOLELY FROM THE SOURCES REFERRED TO IN THE INDENTURE.

                  (C) All covenants, stipulations, promises, agreements and obligations of Movieplex set forth herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of Movieplex, and not of any member, manager or employee of Movieplex in his or her individual capacity, and no recourse shall be had for the payment of the principal, purchase price or redemption price of or interest on the Bonds or for any claim based thereon or hereunder against any member, manager or employee of Movieplex or any person executing the Bonds. Any certificates signed by a member, manager or employee of Movieplex and delivered to the Purchaser shall be deemed a representation and warranty made by Movieplex to the Purchaser as to the statements made therein.

         6. Representations and Warranties of the Purchaser.

                  By its purchase of the Bonds, the Purchaser represents and warrants to Movieplex that:

                  (A) The Purchaser has not requested from Movieplex any information concerning the business and affairs of the Banks or the Company and hereby (i) expressly waives the right to receive such information from Movieplex, and (ii) relieves Movieplex of any liability for failure to provide such information or for the inclusion in any such information provided by the Banks or the Company or in any of the documents, representations or certifications provided or to be provided by the Company of any untrue statement or for the failure therein to include any information necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Purchaser is a series of shares of beneficial interests issued by an investment company registered under the Investment Company Act of 1940, as amended, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investments of the general character of the Bonds.

                  (B) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser.

                  (C) The Purchaser is purchasing the Bonds for its own account for investment and not with a view to the distribution or resale thereof, provided that the Purchaser reserves the right to dispose of any or all of the Bonds in compliance with federal and state securities law, if in the future it is deemed desirable by the Purchaser to do so.

         7. Conditions of Sale. The Purchaser's obligation to purchase the Bonds under this Agreement is subject to the satisfaction of the following conditions, each of which the Purchaser acknowledges has been satisfied on the date hereof:

                  (A) Upon settlement, the Bonds will have received ratings from Standard & Poor's Rating Group, Inc. as follows:

                     Series A-1        $35,125,000            "AA+"/"A-1+"
                     Series A-2         12,325,000            "AA-"/"A-1+"
                     Series A-3         12,325,000            "AA-"/"A-1+"

                  (B) The Trustee will have received irrevocable, direct pay Letters of Credit from the Banks fully securing the Bonds as well as appropriate opinions of counsel to Movieplex and counsel to the Agent for the Banks, respectively, as to the due authorization, validity and enforceability of the Bonds and of the Letters of Credit.

         8. Offering Memorandum. The Purchaser acknowledges its receipt on the date hereof of a copy of the Offering Memorandum. The Purchaser acknowledges that (i) Movieplex has not verified or approved, and does not represent or warrant in any way, any of the information set forth in the Offering Memorandum other than information set forth under the heading "THE ISSUER", and (ii) the Banks have not verified or approved, and do not represent or warrant in any way, any of the information set forth in the Offering Memorandum other than information set forth under the heading " THE LC ISSUERS" and "THE LETTERS OF CREDIT".

         9.       Miscellaneous.

                  (A) All covenants, agreements, representations and warranties made by the parties in this Agreement and in certificates or other documents delivered pursuant hereto shall survive the sale and delivery of the Bonds to the Purchaser and shall continue in full force and effect until all the Bonds are paid in full and thereafter to the extent provided by the parties and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  (B) This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

                  (C) The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

                  (D)  This   Agreement  may  be  executed   simultaneously   in
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         10.      Concerning the Purchaser.  [To be supplied by the Purchaser.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Bond Purchase Agreement as of the day and year first above written.


                                     MOVIEPLEX REALTY LEASING, L.L.C.

                                     By:  RANDOLPH, HUDSON & CO., INC., Manager



                                     By:
                                   Name:  Roger J. Burns
                                  Title:  Vice President


                                          THE PURCHASER


                                     By:
                                   Name:
                                  Title: